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                                                                    EXHIBIT 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the use in this Registration Statement on Form SB-2 being filed by Appalachian Bancshares, Inc. of our report dated February 4, 2000, on the consolidated financial statements of Appalachian Bancshares, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.


                                             SCHAUER, TAYLOR, COX & VISE, P.C.


Birmingham, Alabama
May 10, 2000